UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2017

Molecular Templates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9301 Amberglen Blvd, Suite 100 Austin, TX	78729
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 869-1555

Threshold Pharmaceuticals, Inc.

3705 Haven Ave., Suite 120

Menlo Park, California 94025

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On August 1, 2017, Molecular Templates, Inc., formerly known as Threshold Pharmaceuticals, Inc. (the “Registrant”), entered into a Securities Purchase Agreement (the “Financing Securities Purchase Agreement”) with Longitude Venture Partners III, L.P. (“Longitude”) and certain other accredited investors (together with Longitude, the “Investors”) following the completion of the Merger (as defined in Item 2.01 below), pursuant to which the Registrant sold an aggregate of 5,793,063 units (the “Units”) having an aggregate purchase price of $40.0 million, each such Unit consisting of (i) one (1) share (the “Shares”) of the common stock, $0.001 par value per share, of the Registrant (“Common Stock”) and (ii) a warrant (the “Warrants”) to purchase 0.50 shares of Common Stock (the “Concurrent Financing”). The Concurrent Financing was pursuant to Equity Commitment Letter agreements entered into by and between the Registrant and each of the Investors in March and June of 2017, and was approved by the Registrant’s stockholders at the annual meeting of stockholders held on July 31, 2017. The purchase price per Unit was $6.9048 (giving effect to the Reverse Split (as defined in Item 3.02 below)). The Warrants will be exercisable for a period of seven years from the date of their issuance at a per-share exercise price of $6.8423 (which exercise price shall be payable in cash or through a “cashless” exercise mechanic), subject to certain adjustments as specified in the Warrants.

The Financing Securities Purchase Agreement includes representations, warranties, and covenants customary for a transaction of this type. In addition, the Registrant agreed to indemnify the Investors from liabilities relating to the Registrant’s breach of any of the representations, warranties and covenants in the Financing Securities Purchase Agreement. The Units issued in the Concurrent Financing were sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder.

In connection with the Concurrent Financing and the subsequent consummation of the Takeda Equity Financing (as defined below), the Registrant entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with each Investor and Takeda, pursuant to which the Registrant is obligated, among other things, to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) within 45 days following the closing of the Concurrent Financing and the Takeda Equity Financing for purposes of registering the Shares and Takeda Shares and the shares of Common Stock issuable upon exercise of the Warrants for resale by the Investors, (ii) use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after filing, and in any event no later than 120 days after the closing of the Concurrent Financing and Takeda Equity Financing, and (iii) maintain the registration until all registrable securities may be sold pursuant to Rule 144 under the Securities Act, without restriction as to volume. The Registration Rights Agreement contains customary terms and conditions for a transaction of this type, including certain customary cash penalties on the Registrant for its failure to satisfy specified filing and effectiveness time periods.

The foregoing description of the Financing Securities Purchase Agreement, the Registration Rights Agreement and the form of Warrant is not complete and is subject to and qualified in their entirety by reference to the Financing Securities Purchase Agreement, the Registration Rights Agreement and the Warrant, respectively, copies of which are attached as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The press release announcing the closing of the Concurrent Financing is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Business Combination with Molecular Templates, Inc.

On August 1, 2017, the Registrant completed its business combination with what was then known as “Molecular Templates, Inc.” (“Private Molecular”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of March 16, 2017, by and among the Registrant, Trojan Merger Sub, Inc. (“Merger Sub”), and Private Molecular (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Private Molecular, with Private Molecular surviving as a wholly owned subsidiary of the Registrant (the “Merger”). In connection with, and prior to the completion of, the Merger, the Registrant effected an 11-for-1 reverse stock split of the Common Stock (the “Reverse Stock Split”). The Merger and the Reverse Stock Split were both approved by the Registrant’s stockholders at the annual meeting of stockholders held on July 31, 2017.

Following the completion of the Merger, the Registrant changed its name to “Molecular Templates, Inc.” and the business conducted by the Registrant became primarily the business conducted by Private Molecular, which is a clinical-stage oncology company focused on the discovery and development of novel, targeted, biologic therapeutics for cancer.

Immediately prior to and in connection with the Merger, each share of Private Molecular’s preferred stock outstanding was converted into one share of Private Molecular’s common stock at ratios determined in accordance with Private Molecular’s certificate of incorporation then in effect. Under the terms of the Merger Agreement, at the effective time of the Merger, the Registrant issued shares of Common Stock to Private Molecular stockholders, at an exchange ratio of 7.7844 shares of Common Stock, after taking into account the Reverse Stock Split, in exchange for each share of Private Molecular common stock outstanding immediately prior to the Merger. The exchange ratio was determined through arms’-length negotiations between the Registrant and Private Molecular. An aggregate of approximately 11,656,475 shares of Common Stock were issued to the Private Molecular stockholders in the Merger. The Registrant also assumed all of the stock options issued and outstanding under Private Molecular’s 2009 Stock Plan, as amended, and issued and outstanding warrants of Private Molecular, with such stock options and warrants henceforth representing the right to purchase a number of shares of Common Stock equal to 7.7844 multiplied by the number of shares of Private Molecular’s common stock previously represented by such stock options and warrants, as applicable, after taking into account the Reverse Stock Split.

Immediately after the Merger, there were approximately 18,164,801 shares of Common Stock outstanding. Immediately after the Merger, the former Private Molecular stockholders, warrantholders and optionholders owned approximately 65.6% of the fully-diluted Common Stock, with the Registrant’s stockholders and warrantholders immediately prior to the Merger, whose warrants and shares of the Registrant’s common stock remain outstanding after the Merger, owning approximately 34.4% of the fully-diluted Common Stock, in each case, without giving effect to the issuance of shares of Common Stock in the Concurrent Financing and the Takeda Equity Financing, and excluding, in each case, out-of-the money securities. Immediately after the Merger, giving effect to the issuance of shares of Common Stock in the Concurrent Financing and the Takeda Equity Financing, there were approximately 26,880,857 shares of Common Stock outstanding.

The issuance of the shares of Common Stock to the former stockholders of Private Molecular was registered with the SEC on a Registration Statement on Form S-4 (Reg. No. 333-217993) (the “Registration Statement”). The shares of Common Stock listed on The NASDAQ Capital Market, previously trading through the close of business on August 1, 2017 under the ticker symbol “THLD,” commenced trading on The NASDAQ Capital Market, under the ticker symbol “MTEM,” on August 2, 2017. The Common Stock has a new CUSIP number, 608550 109.

The foregoing description of the Merger and the Merger Agreement is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibits 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 2, 2017, the Registrant issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Concurrent Financing

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Takeda Equity Financing

In connection with the execution of a collaboration and license agreement between Private Molecular and Millennium Pharmaceuticals, Inc., a wholly owned subsidiary of Takeda Pharmaceutical Company Ltd. (“Takeda”), on June 23, 2017, Takeda entered into a stock purchase agreement (the “Takeda Securities Purchase Agreement”) with the Registrant and Private Molecular, pursuant to which Takeda agreed to purchase shares of Common Stock to occur following the consummation of the Merger and the Concurrent Financing. Pursuant to the Takeda Securities Purchase Agreement, on August 1, 2017, following the consummation of the Merger and the Concurrent Financing, the Registrant sold 2,922,993 shares of Common Stock (the “Takeda Shares”) to Takeda at a price per share of $6.8423 (the “Takeda Equity Financing”).

The shares of Common Stock issued in the Takeda Financing were sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In accordance with the Merger Agreement, on August 1, 2017, immediately prior to the effective time of the Merger, Jeffrey W. Bird, M.D., Ph.D., Wilfred E. Jaeger, M.D., David R. Parkinson, M.D. Bruce C. Cozadd and George G.C. Parker, Ph.D. (together, the “Prior Directors”) resigned from the Registrant’s board of directors and any respective committees of the Registrant’s board of directors to which they belonged. Harold E. Selick, Ph.D. and David R. Hoffmann, who also served as directors of the Registrant immediately prior to the effective time of the Merger, were appointed to fill two of the vacancies resulting from the resignations of the Prior Directors in accordance with the Merger Agreement, at the effective time of the Merger, as described below.

In accordance with the Merger Agreement, at the effective time of the Merger, on August 1, 2017, the Registrant’s board of directors and its committees were reconstituted, with Eric E. Poma, Ph.D. and Dr. Selick being appointed as Class I directors of the Registrant whose terms expire at the Registrant’s 2020 annual meeting of stockholders, and Dr. Selick being appointed chairman of the Registrant’s board of directors; and Kevin M. Lalande and David R. Hoffmann being appointed as Class III directors of the Registrant whose terms expire at the Company’s 2019 annual meeting of stockholders. Effective upon the closing of the Concurrent Financing, David Hirsch M.D., Ph.D. was appointed as a Class III director of the Registrant whose term expires at the Registrant’s 2019 annual meeting of stockholders and Scott Morenstein was appointed as a Class II director of the Registrant whose terms expire at the Registrant’s 2018 annual meeting of stockholders. Effective upon the closing of the Takeda Investment, Michael Broxson was appointed as a Class II director of the Registrant whose term expires at the Registrant’s 2018 annual meeting of stockholders.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Departure of Directors

Pursuant to the Merger Agreement, on August 1, 2017, immediately prior to the effective time of the Merger, the Prior Directors resigned from the Registrant’s board of directors and any respective committees of the Registrant’s board of directors on which they served, which resignations were not the result of any disagreements with the Registrant relating to the Registrant’s operations, policies or practices.

(b) Departure of Certain Officers

Also, pursuant to the Merger Agreement, on February 13, 2017, immediately prior to the effective time of the Merger, Wilfred E. Jaeger, M.D, the Registrant’s Interim Chief Executive Officer and Director, Joel A. Fernandes, the Registrant’s Senior Vice President, Finance and Controller, and Tillman Pearce, M.D., the Registrant’s Chief Medical Officer, resigned as officers of the Registrant.

(c); (e) Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of the effective time of the Merger, the Registrant’s board of directors appointed Dr. Poma as Chief Executive Officer and Chief Scientific Officer of the Registrant and Jason Kim as President, Chief Operating Officer and Principal Financial Officer of the Registrant, each to serve at the discretion of the Registrant’s board of directors. There are no family relationships among any of the Registrant’s directors and executive officers.

Eric E. Poma, Ph.D.

Dr. Poma is Chief Executive Officer and Chief Scientific Officer of the Registrant. Prior to the completion of the Merger, Dr. Poma was Chief Executive Officer and Chief Scientific Officer of Private Molecular, for which he served as a member of the board of directors since founding Private Molecular in February 2009. From March 2005 until September 2008, Dr. Poma was Vice President of Business Development of Innovive Pharmaceuticals

(acquired by Cytrx Corporation), a biotechnology company. From 2001 to 2005, he served as the Associate Vice President of Business Development at ImClone Systems, Inc. (now Eli Lilly and Company), a biotechnology company focused on antibody therapeutics. As the founder and in his role as Chief Scientific Officer of Private Molecular, Dr. Poma led the invention of technology underlying Private Molecular’s platform technology and what constitutes the whole of Private Molecular’s current lead and preclinical pipeline candidates. Dr. Poma received his Ph.D. in Microbiology and Immunology and B.A. in Biology and from the University of North Carolina at Chapel Hill and his M.B.A. from New York University. The Registrant’s board of directors believes that Dr. Poma’s direct involvement in the creation of, and knowledge of, Private Molecular’s technology platform and extensive experience in the industry provides an invaluable insight to the Registrant’s board of directors on matters involving the Registrant and its future goals. The Registrant’s board of directors also believes that having Dr. Poma as a director is an optimal way of ensuring the most efficient execution and development of the Registrant’s business goals and strategies.

Dr. Poma’s employment agreement provides for a base salary of $400,000 in 2016 and $412,000 in 2017, which is subject to review and adjustment, and he is eligible to earn an annual cash incentive bonus targeted at between 35% to 50% of his base salary awarded at the discretion of the Registrant’s board of directors. Dr. Poma is also eligible to participate in the employee benefit plans available to the Registrant’s employees, subject to the terms of those plans. Dr. Poma’s employment agreement provides for “at will” employment and that, in the event that his employment is terminated by the Registrant for any reason other than for “cause,” death or “disability” or by Dr. Poma for “good reason” (each as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (i) his base salary through the date of termination; (ii) continuing severance pay at a rate equal to 100% of his base salary, as then in effect (less applicable withholding), for a period of nine months from the date of such termination, to be paid periodically in accordance with the Registrant’s normal payroll practices; (iii) reimbursement of all expenses for which Dr. Poma is entitled to be reimbursed, but for which Dr. Poma has not yet been reimbursed and (iv) the right to continue health care benefits under COBRA, at Dr. Poma’s cost, to the extent required and available by law. In addition, Dr. Poma has entered into a non-solicitation, confidentiality, and assignment agreement that contains, among other things, non-solicitation provisions that apply during the term of Dr. Poma’s employment and for 12 months thereafter.

The foregoing description of Dr. Poma’s employment agreement is not complete and is subject to and qualified in its entirety by reference to the employment agreement, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Jason Kim

Jason Kim is President, Chief Operating Officer and Principal Financial Officer of the Registrant. Mr. Kim joined Private Molecular in February 2010 and served as its President and Chief Financial Officer until the completion of the Merger. From 2009 to 2011, Mr. Kim served as Director, Business and Corporate Development for OSI Pharmaceuticals (now Astellas Pharma US, Inc.), an oncology focused biotechnology company. Prior to 2009, Mr. Kim served as an Investment Associate for Domain Associates, LLC, a venture capital firm focused on investments in the biotechnology industry. Mr. Kim also served as Director, Business Development for ImClone Systems Incorporated (now Eli Lilly and Company) from 2003 to 2006, a biotechnology company focused on antibody therapeutics. Mr. Kim received his B.A. in neuroscience and behavior from Wesleyan University and his M.B.A. from the Wharton School, University of Pennsylvania.

Mr. Kim’s employment agreement provides for a base salary of $325,000 in 2016 and $334,750 in 2017, which is subject to review and adjustment, and he is eligible to earn an annual cash incentive bonus targeted up to 35% of his base salary awarded at the discretion of the Registrant’s board of directors. Mr. Kim is also eligible to participate in the employee benefit plans available to the Registrant’s employees, subject to the terms of those plans. Mr. Kim’s employment agreement provides for “at will” employment and that, in the event that his employment is terminated by the Registrant for any reason other than for “cause,” “death or disability” or by Mr. Kim for “good reason” (each as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (i) his base salary through the date of termination; (ii) continuing severance pay at a rate equal to 100% of his base salary, as then in effect (less applicable withholding), for a period of nine months from the date of such termination, to be paid periodically in accordance with the Registrant’s normal payroll practices; (iii) reimbursement of all expenses for which Mr. Kim is entitled to be reimbursed, but for which Mr. Kim has not yet been reimbursed and (iv) the right to continue health care benefits under COBRA, at Mr. Kim’s sole cost, to the extent required and available by law. In addition, Mr. Kim has entered into a non-solicitation, confidentiality, and assignment agreement that contains, among other things, non-solicitation provisions that apply during the term of Mr. Kim’s employment and for 12 months thereafter.

The foregoing description of Mr. Kim’s employment agreement is not complete and is subject to and qualified in its entirety by reference to the employment agreement, a copy of which is attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

(d) Election of Directors

The information set forth in Item 5.01 of this Current Report on Form 8-K with respect to the appointment of directors to the Registrant’s board of directors pursuant to and in accordance with the Merger Agreement is incorporated herein by reference.

Biographical information regarding the following newly appointed directors is included in the Registration Statement and is incorporated herein by reference: Eric E. Poma, Ph.D., Kevin M. Lalande and David Hirsch M.D., Ph.D.

Biographical information regarding the other newly appointed directors is set forth below.

Michael Broxson

Michael Broxson has served as a member of the Registrant’s board of directors since August 2017. He is currently Vice President and Head of R&D Business Development for Takeda Pharmaceuticals and is based in Cambridge, Massachusetts. Mr. Broxson has served in diverse leadership roles across finance, strategy, and business development at Takeda for 16 years. He has led or played significant roles in over 70 transactions, including the acquisitions of Millennium Pharmaceuticals, Inc., Nycomed and Envoy Therapeutics, and more recently established Takeda’s externalization practice to spin out Takeda assets through new ventures and innovative alliances. In overseeing the entirety of the portfolio of Takeda R&D transactions, Mr. Broxson brings a unique enterprise view of the Takeda organization and will provide the Registrant with a meaningful conduit for accessing resources and expertise as appropriate. Mr. Broxson holds degrees in Economics and Public Health from Tulane, has an M.B.A. from University of Chicago, Booth School of Business, and is a CFA Charter holder. The Registrant’s board of directors believes it benefits from Mr. Broxson’s industry knowledge and experience.

Scott Morenstein

Scott Morenstein has served as a member of the Registrant’s board of directors since August 2017. Mr. Morenstein serves as Managing Director of CAM Capital, where he leads healthcare private equity investing. CAM Capital was established in 2012 by Bruce Kovner following his retirement from Caxton Associates, the macro hedge fund he founded and managed from 1983 to 2011. Prior to joining CAM Capital in 2013, Mr. Morenstein served as Managing Director at Valence Life Sciences and before that Principal at Caxton Advantage Venture Partners, which he joined in 2007. Prior to joining Caxton Advantage, Mr. Morenstein served as an investment banking associate and founding member of Seaview Securities. Mr. Morenstein began his career at Lehman Brothers as a healthcare investment banker and equity research analyst. Mr. Morenstein has more than 15 years’ experience in biopharmaceutical investing, equity research and investment banking.

Mr. Morenstein led CAM’s investment in and served as a Director of Celator Pharmaceuticals until its acquisition by Jazz Pharmaceuticals in July 2016. He was nominated a Director of Synta Pharmaceuticals to advise the company as it explored strategic alternatives ultimately leading to a merger with Madrigal Pharmaceuticals. He served as a member of Gemin X’s board until its acquisition by Cephalon. He currently serves as a Director of Velicept Therapeutics.

Mr. Morenstein received an M.B.A. from Harvard Business School and a B.A. from the University of Pennsylvania with a degree in the Biological Basis of Behavior with a Concentration in the Physiology of Neural Systems. The Registrant’s board of directors believes it benefits from Mr. Morenstein’s industry and financial knowledge and experience.

Audit Committee

On August 1, 2017, Mr. Hoffmann, Mr. Morenstein and Dr. Hirsch were appointed to the audit committee of the Registrant’s board of directors, and Mr. Hoffmann was appointed as the chairman of the audit committee.

Compensation Committee

On August 1, 2017, Mr. Lalande and Dr. Hirsch were appointed to the compensation committee of the Registrant’s board of directors, and Mr. Lalande was appointed as the chairman of the compensation committee.

Nominating and Corporate Governance Committee

On August 1, 2017, Mr. Lalande and Dr. Hirsch, were appointed to the nominating and corporate governance committee of the Registrant’s board of directors, and Mr. Lalande was appointed as the chairman of the nominating and corporate governance committee.

Indemnification Agreements

On August 1, 2017, the Registrant entered into standard indemnification agreements with each member of its board of directors and each of its executive officers as constituted or serving, as applicable, immediately following the completion of the Merger, the Concurrent Financing and the Takeda Equity Financing. Under these indemnification agreements, the Registrant agrees to indemnify these individuals to the fullest extent permitted by law and public policy for claims arising in their capacity as a director, officer or employee of the Registrant or any of its subsidiaries. Each of these individuals is only entitled to indemnification to the extent he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal proceeding, he had no reasonable basis to believe that his conduct was unlawful. Subject to the applicable provisions of the Delaware General Corporation Law, the Registrant will reimburse each individual for expenses covered by the indemnification agreement within thirty days of the individual’s request for such payment.

The foregoing description of the form of indemnification agreement is not complete and is subject to and qualified in its entirety by reference to the form of indemnification agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Affiliations with 5% Stockholders

Mr. Lalande serves as a member of the Registrant’s board of directors and serves as a managing director of SHV Management Services, LLC, which is the general partner of SHV Management Services, LP which is the general partner of Santé Health Ventures I, L.P., and SHV Annex Services, LP, which is the general partner of Santé Health Ventures I Annex Fund, L.P. (collectively, the “Santé Entities”), which together hold more than 5% of the Registrant’s outstanding capital stock. As a result of the Merger, the Santé Entities received, in the aggregate, approximately 8,713,688 shares of the Registrant’s common stock in exchange for shares of Private Molecular’s common stock these entities held immediately prior to the Merger. In addition, the Santé Entities purchased an aggregate of 48,275 Units in the Concurrent Financing for an aggregate purchase price of $0.33 million.

Mr. Morenstein serves as a member of the Registrant’s board of directors and serves as managing director of CDK Associates L.L.C. Such entity purchased an aggregate of 1,013,787 Units in the Concurrent Financing for an aggregate purchase price of $7.0 million.

Dr. Hirsch serves as a member of the Registrant’s board of directors and is the founder and a managing director of Longitude, which holds more than 5% of the Registrant’s outstanding capital stock. Longitude purchased an aggregate of 2,896,535 Units in the Concurrent Financing for an aggregate purchase price of $20.0 million.

Mr. Broxson serves as a member of the Registrant’s board of directors and is Vice President and Head of R&D Business Development for Takeda, which holds more than 5% of the Registrant’s outstanding capital stock. Takeda purchased an aggregate of 2,922,993 shares of Common Stock in the Takeda Equity Financing for an aggregate purchase price of $20.0 million.

Director Compensation

It is expected that following the Merger the Registrant will provide compensation to its non-employee directors in line with the Registrant’s director compensation practices before the Merger.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As previously disclosed, at the annual meeting of the Registrant’s stockholders held on July 31, 2017, the Registrant’s stockholders approved an amendment to the Registrant’s amended and restated certificate of incorporation to change the Company’s name from “Threshold Pharmaceuticals, Inc.” to “Molecular Templates, Inc.” This amendment to the amended and restated certificate of incorporation became effective on August 1, 2017 upon its being filed with the secretary of state of the state of Delaware.

The foregoing description of the amendment to the amended and restated certificate of incorporation is not complete and is subject to and qualified in its entirety by reference to the amendment to the amended and restated certificate of incorporation, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Molecular Templates, Inc.
Dated: August 7, 2017
	By:	/s/ Eric E. Poma, Ph.D.
Name: Eric E. Poma, Ph.D. Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1^	Agreement and Plan of Merger and Reorganization, dated as of March 16, 2017, by and among the Registrant, Trojan Merger Sub, Inc. and Private Molecular (incorporated by reference to Annex A to the Registrant’s Registration Statement on Form S-4/A, as filed with the SEC on June 27, 2017).

3.1	Certificate of Amendment (Name Change) of Amended and Restated Certificate of Incorporation of the Registrant, dated August 1, 2017.

10.1+	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers.

10.2	Securities Purchase Agreement, dated August 1, 2017, among the Registrant and the investors named therein.

10.3	Registration Rights Agreement, dated August 1, 2017, among the Registrant and the investors named therein.

10.4	Form of Warrant issued in the Concurrent Financing.

10.5+	Amended and Restated Executive Employment Agreement, dated April 22, 2016, between Private Molecular and Eric E. Poma, Ph.D. (incorporated by reference to Exhibit 10.43 to the Registrant’s Registration Statement on Form S-4/A, as filed with the SEC on May 15, 2017).

10.6+	Amended and Restated Executive Employment Agreement, dated April 22, 2016, between Private Molecular and Jason Kim (incorporated by reference to Exhibit 10.44 to the Registrant’s Registration Statement on Form S-4/A, as filed with the SEC on May 15, 2017).

10.7†	Multi-License Collaboration and License Agreement, dated June 23, 2017, between Private Molecular and Millennium Pharmaceuticals, Inc. (a wholly owned subsidiary of Takeda Pharmaceutical Company Ltd.).

99.1	Press release issued by the Registrant on August 2, 2017.

^	The schedules and exhibits to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
+	Management contract or compensatory plans or arrangements.
†	Confidential treatment has been requested or granted as to certain portions, which portions have been omitted and filed separately with the SEC.